                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                             Hillenbrand Industries
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                             HILLENBRAND INDUSTRIES


                            NOTICE OF ANNUAL MEETING

                            TO BE HELD APRIL 10, 2001


          The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 700 State Route 46 East, Batesville, Indiana 47006-8835, will be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on Tuesday, April 10, 2001, at 10:00 o'clock a.m., local time (Eastern Standard Time), for the following purposes:

          (1)  To elect three members to the Board of Directors;

          (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Hillenbrand Industries, Inc.; and

          (3) To transact such other business as may properly come before the meeting and any adjournment of the meeting.

          The Board of Directors has fixed the close of business on February 9, 2001, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors



                                   Mark R. Lindenmeyer
                                   Secretary

March 2, 2001

                                    CONTENTS


                                                                         PAGE
                                                                         ----

VOTING ................................................................    1

ELECTION OF DIRECTORS .................................................    1

ABOUT THE BOARD OF DIRECTORS (INCLUDING DIRECTOR COMPENSATION) ........    6

AUDIT COMMITTEE REPORT ................................................    8

RATIFICATION OF APPOINTMENT OF AUDITORS ...............................    8

EXECUTIVE COMPENSATION ................................................   10

COMPENSATION COMMITTEES' REPORT .......................................   15

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION ...........   20

COMPANY STOCK PERFORMANCE .............................................   20

COST OF SOLICITATION ..................................................   20

SHAREHOLDER PROPOSALS .................................................   20

INCORPORATION BY REFERENCE ............................................   21

HILLENBRAND INDUSTRIES, INC. AUDIT COMMITTEE CHARTER ..................   A-1

                             HILLENBRAND INDUSTRIES

                                 PROXY STATEMENT

          The enclosed proxy is solicited by the Board of Directors of Hillenbrand Industries, Inc. (the "Company"), 700 State Route 46 East, Batesville, Indiana 47006-8835 [telephone (812) 934-7000], for use at the annual meeting of its shareholders to be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on April 10, 2001, at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, and was mailed initially to shareholders on or about March 2, 2001. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given the shares will be voted (1) in favor of the election of the Board of Directors' nominees for three directors; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company; and (3) in the discretion of the proxy holder upon such other business as may properly come before the meeting.

          The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business which may come before the meeting. A shareholder executing and delivering the enclosed proxy may revoke it by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the annual meeting.

                                     VOTING

          The close of business on February 9, 2001, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On February 9, 2001, there were 62,443,628 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

          VOTES NECESSARY TO ADOPT PROPOSALS. A plurality of the votes cast is required for the election of directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. The affirmative vote of the holders of a majority of the votes cast is required for the ratification of the appointment of the auditors.

          A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes, and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee.

                              ELECTION OF DIRECTORS

          The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms which they shall serve by dividing them into three classes. Each class consists of three or four members. At the upcoming annual meeting, three members of the Board of Directors in Class II shall be elected for three year terms expiring at the 2004 annual meeting, or until their successors are duly elected and qualified. The four directors in Class III and four directors in Class I were each previously elected to three year terms expiring at the 2002 and 2003 annual meetings, respectively.

          The enclosed proxy, unless authority is withheld, will be voted in favor of electing as directors the nominees listed for the terms indicated. If any one or more of these nominees should be unable to serve, the enclosed proxy may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may amend the Code of By-laws of the Company to reduce the number of directors.

NOMINEES:

                                    CLASS II

To be elected to serve three year terms expiring at the 2004 annual meeting:

                                                                      SERVED AS       SHARES(1)
                                                                          A       BENEFICIALLY OWNED      PERCENT OF
                                                                      DIRECTOR          AS OF           TOTAL SHARES
NAME                     AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 9, 2001      OUTSTANDING
----                     ---       --------------------                 -----      ----------------      -----------
LAWRENCE R. BURTSCHY      64       CHAIRMAN OF L.R.                     1970        4,675,912(2)(3)          7.5%
                                   BURTSCHY & COMPANY

DANIEL A. HILLENBRAND     77       CHAIRMAN EMERITUS OF THE BOARD       1969        1,853,852(2)(5)          3.0%
                                   OF THE COMPANY(4)

RAY J. HILLENBRAND        66       CHAIRMAN OF THE BOARD                1970        1,974,761(2)(6)          3.2%
                                   OF THE COMPANY(4)

DIRECTORS:


                                    CLASS III

Serving three year terms expiring at the 2002 annual meeting:

                                                                      SERVED AS        SHARES(1)
                                                                          A       BENEFICIALLY OWNED      PERCENT OF
                                                                      DIRECTOR           AS OF           TOTAL SHARES
NAME                     AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 9, 2001      OUTSTANDING
----                     ---       --------------------                 -----      ----------------      -----------
JOHN C. HANCOCK           71       CONSULTANT                           1980           29,565(7)             (8)

GEORGE M. HILLENBRAND II  61       PERSONAL INVESTMENTS                 1986        4,546,071(2)(9)          7.3%

JOHN A. HILLENBRAND II    69       PERSONAL INVESTMENTS                 1981(10)    3,657,074(2)(11)         5.9%

FREDERICK W. ROCKWOOD     53       PRESIDENT  AND CHIEF EXECUTIVE       1999           92,919(7)             (8)
                                   OFFICER OF THE COMPANY(12)

                                     CLASS I

Serving three year terms expiring at the 2003 annual meeting:

                                                                      SERVED AS        SHARES(1)
                                                                          A       BENEFICIALLY OWNED      PERCENT OF
                                                                      DIRECTOR           AS OF           TOTAL SHARES
NAME                     AGE       PRINCIPAL OCCUPATION                 SINCE      FEBRUARY 9, 2001      OUTSTANDING
----                     ---       --------------------                 -----      ----------------      -----------
PETER F. COFFARO          72       CHAIRMAN OF THE BOARD OF PABCO       1987           44,874                (8)
                                   FLUID POWER CO., OHIO VALLEY
                                   FLOORING, AND ANCHOR FLANGE
                                   COMPANY

EDWARD S. DAVIS           69       PARTNER, HUGHES HUBBARD              1974           16,684(7)             (8)
                                   & REED LLP

LEONARD GRANOFF           74       PRESIDENT OF GRANOFF ASSOCIATES      1978           24,208                (8)

W AUGUST HILLENBRAND      60       RETIRED CHIEF EXECUTIVE OFFICER      1972        3,962,009(2)(7)          6.3%
                                   OF THE COMPANY(13)                                     (14)

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:

                                                                                       SHARES(1)
                                                                                  BENEFICIALLY OWNED     PERCENT OF
                                                                                         AS OF          TOTAL SHARES
NAME                     AGE       PRINCIPAL OCCUPATION                            FEBRUARY 9, 2001      OUTSTANDING
----                     ---       --------------------                            ----------------      -----------
DONALD G. BARGER, JR.     58       FORMER VICE PRESIDENT AND CHIEF                     49,985                (8)
                                   FINANCIAL OFFICER (15)

DAVID L. ROBERTSON        55       VICE PRESIDENT, EXECUTIVE LEADERSHIP                                      (8)
                                   DEVELOPMENT (16)                                    33,362(7)

MICHAEL L. BUETTNER       43       VICE PRESIDENT,                                                           (8)
                                   CORPORATE DEVELOPMENT                               29,735(7)

ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP,                    17,518,767(2)(3)(5)      28.1%
CONSISTING OF 17 PERSONS.                                                           (6)(7)(9)(11)(14)


(1) The Company's only class of equity securities outstanding is common stock without par value. The Company is not aware of any person, other than members of the Hillenbrand family as indicated herein, beneficially owning more than five percent (5%) of the Company's common stock. Includes the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of February 9, 2001: Lawrence R. Burtschy, 8,000 shares; Daniel A. Hillenbrand, 8,000 shares; Ray J. Hillenbrand, 8,000 shares; John C. Hancock, 8,000 shares; George M. Hillenbrand II, 8,000 shares; John A. Hillenbrand II, 8,000 shares; Frederick W. Rockwood, 71,667 shares; Peter F. Coffaro, 8,000 shares; Edward S. Davis, 8,000 shares; Leonard Granoff, 8,000 shares; W August Hillenbrand, 210,000 shares; Donald
     G. Barger, Jr., 43,000 shares; David L. Robertson, 21,668 shares; Michael
     L. Buettner, 24,968 shares; and all directors and executive officers as a group, 487,140 shares.

(2) John A. Hillenbrand II and Ray J. Hillenbrand are brothers. John A., Ray J., W August and George M. Hillenbrand II are nephews of Daniel A. Hillenbrand. Lawrence R. Burtschy is a son-in-law of George C. Hillenbrand, deceased, brother of Daniel A. Hillenbrand.

(3) Includes 3,523,900 shares owned of record by trusts, of which Lawrence R. Burtschy is co-trustee, for the benefit of certain members of the Daniel A. Hillenbrand and George C. Hillenbrand families (these shares are also reflected in the share ownership of George M. Hillenbrand II); and 934,655 shares owned of record and beneficially by his wife, Elisabeth H. Burtschy. Mr. Burtschy disclaims beneficial ownership of these shares.

(4) Daniel A. Hillenbrand retired from his position as Chairman of the Board of the Company on January 18, 2001, but continues to serve as a member of the Board and has been named Chairman Emeritus. Ray J. Hillenbrand succeeded him as Chairman of the Board.

(5) Includes 10,400 shares owned of record and beneficially by Daniel A. Hillenbrand's wife, Mary H. Hillenbrand. Mr. Hillenrand disclaims beneficial ownership of these shares.

(6) Includes 800,000 shares held of record by a trust, of which Ray J. Hillenbrand is trustee; 15,975 shares held of record by a charitable foundation, of which Mr. Hillenbrand is a trustee; and 1,001,501 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(7) Includes deferred fees and/or compensation in the form of deferred or restricted shares of common stock held on the books and records of the Company in the following amounts: John C. Hancock, 8,595 shares; Frederick
     W. Rockwood, 34,657 shares; Edward S. Davis, 4,684 shares; W August Hillenbrand, 161,548 shares; David L. Robertson, 5,145 shares; Michael L. Buettner, 5,936 shares; and all directors and executive officers as a group, 222,322 shares.

(8)  Ownership of less than one percent (1%) of the total shares outstanding.

(9) Includes 3,523,900 shares owned of record by trusts, of which George M. Hillenbrand II is co-trustee, for the benefit of Mr. Hillenbrand and other members of his immediate family (these shares are also reflected in the share ownership of Lawrence R. Burtschy). Mr. Hillenbrand disclaims beneficial ownership of these shares.

(10) John A. Hillenbrand II previously served as a Director of the Company from 1972 to 1979.

(11) Includes 17,240 shares held of record by his wife, Joan L. Hillenbrand; and an aggregate of 3,060,343 shares held of record by trusts for the benefit of his children and grandchildren, by a family partnership and by a family corporation. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(12) Mr. Rockwood assumed the position of President and Chief Executive Officer of the Company on December 3, 2000, and prior to that had been President of the Company since December 6, 1999.

(13) Mr. Hillenbrand retired as Chief Executive Officer of the Company on December 2, 2000.

(14) Includes 217,174 shares owned of record and beneficially by his wife, Nancy
     K. Hillenbrand; 1,781,997 shares owned of record by trusts, of which W August Hillenbrand is trustee or co-trustee; 688,716 shares owned of record by a family partnership for the benefit of members of his family; 51,180 shares held of record by a charitable trust, of which Mr. Hillenbrand is a co-trustee; and 302,575 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(15) Mr. Barger resigned as Vice President and Chief Financial Officer of the Company on December 15, 2000.

(16) Mr. Robertson was elected Vice President, Executive Leadership Development effective June 26, 2000, and prior to that had been Vice President, Administration since December 6, 1999 and had been Vice President, Human Resources since March 23, 1998.

     Daniel A. Hillenbrand had been Chairman of the Board since 1972. He retired from that position effective January 18, 2001, and has been named Chairman Emeritus. Mr. Hillenbrand served as President of the Company from 1972 through October 20, 1981, and as Chief Executive Officer from 1972 through April 11, 1989. Mr. Hillenbrand had been employed by the Company throughout his business career until his retirement on April 30, 1989.

     W August Hillenbrand served as Chief Executive Officer of the Company from April 11, 1989 until December 2, 2000. Mr. Hillenbrand also served as President of the Company from October 21, 1981 until December 6, 1999. Prior to his retirement on December 2, 2000, Mr. Hillenbrand had been employed by the Company throughout his business career. He is also a director of DPL Inc. of Dayton, Ohio and HON INDUSTRIES Inc. of Muscatine, Iowa.

     George M. Hillenbrand II has devoted his business career to the management of personal and family investments.

     John A. Hillenbrand II has managed personal and family investments since 1979. He is also a director of PSI Energy, Inc. of Plainfield, Indiana and Cinergy Corp. of Cincinnati, Ohio. He is also Chairman of Able Body Corporation and Nambe Mills, Inc., and Vice Chairman of Pri-Pak, Inc. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979.

     Ray J. Hillenbrand was named as Chairman of the Board of the Company on January 18, 2001. He has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977.

     Mr. Burtschy is Chairman of L.R. Burtschy & Company, an investment management company, and has been so engaged since 1969. Mr. Burtschy is a director or partner of several privately owned companies and partnerships.

     Mr. Coffaro, a mechanical engineer, has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

     Mr. Davis, a partner in Hughes Hubbard & Reed LLP, a New York law firm, has practiced law during his entire professional career. He is also a director of Cognitronics Corporation of Danbury, Connecticut.

     Mr. Granoff is President and director of Granoff Associates, a privately owned investment company in Providence, Rhode Island.

     Dr. Hancock, who holds a Ph.D. in Electrical Engineering, is a consultant. Until 1988, he was Executive Vice President for Corporate Development and Technology of United Telecommunications, Inc. (Sprint).

     Mr. Rockwood was elected President and Chief Executive Officer of the Company on December 3, 2000. He served as President of the Company from December 6, 1999 until December 2, 2000. He has been employed by the Company or its subsidiaries since 1977, including the positions of President and Chief Executive Officer of Hillenbrand Funeral Services Group, Inc., President and Chief Executive Officer of Forethought Financial Services, Inc., Senior Vice President of Corporate Planning and Director of Corporate Strategy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and any person holding more than ten percent of the Company's common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during 2000. Based solely on reports and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners, except that one Form 3 was filed late by Christopher R. Ruberg, and one report involving distributions by three trusts was filed late by W August Hillenbrand.

                          ABOUT THE BOARD OF DIRECTORS
                        (INCLUDING DIRECTOR COMPENSATION)

     The Board of Directors has the following standing committees: an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee and a Performance Compensation Committee. The Company does not have a nominating committee. During 2000, the Board of Directors of the Company held five meetings.

     The Executive Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand, W August Hillenbrand and Frederick W. Rockwood. The Executive Committee advises the Chief Executive Officer on business decisions of significant impact and on the business in general. Subject to limitations provided by law or the Code of By-laws, the Executive Committee exercises the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board. The Executive Committee met three times during 2000.

     The Finance Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Finance Committee reviews financial policies and procedures of the Company. It also makes recommendations to the Board of Directors on dividend policy, issuance and sale or repurchase of Company securities, and the investment of Company funds, including pension and thrift plans. The Finance Committee also advises on proposed acquisitions and divestments. During 2000, the Finance Committee held three meetings.

     During 2000, the Audit Committee of the Board of Directors consisted of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman) and Daniel A. Hillenbrand. The Audit Committee annually recommends to the Board of Directors of the Company independent accountants for appointment by the Board of Directors as auditors of the books, records and accounts of the Company and its subsidiaries. The Audit Committee reviews the services to be performed by the independent accountants; makes a determination regarding the possible effect of the performance of such services on the independence of the principal independent accountants; receives and reviews the reports submitted by the principal independent accountants of the Company; and takes such action with respect to such reports as it deems appropriate. In addition, the Audit Committee determines the duties and responsibilities of the internal auditing staff; reviews the annual program for the internal audit of the operational procedures of the Company; receives and reviews reports submitted by the internal auditing staff; and takes such action as it deems appropriate to assure that the interests of the Company are adequately protected, including the maintenance of accounting controls and standards. During 2000, the Audit Committee held four meetings.

     During 2000, the Compensation Committee of the Board of Directors consisted of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman), John C. Hancock, Daniel
A. Hillenbrand and W August Hillenbrand. The Compensation Committee annually reviews the performance contributions of the officers of the Company and makes recommendations to the Board of Directors for adjustments to the base salaries of those officers. The Compensation Committee also has general oversight responsibility for other compensation programs of the Company and reviews the structure, cost effectiveness, and competitive position of the Company's compensation programs. During 2000, the Compensation Committee held three meetings.

     During 2000, the Performance Compensation Committee of the Board of Directors consisted of Messrs. Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand (Chairman) and its Sub-Committee consisted of Messrs. Peter F. Coffaro and John C. Hancock. The Performance Compensation Committee is responsible for the administration of the Company's Senior Executive Compensation Program, except for those responsibilities designated to the Sub-Committee under the plan. The Performance Compensation Committee and/or its Sub-Committee selects participants, makes awards, establishes specific performance objectives, and assesses individual and subsidiary performance achievements against those previously established performance objectives. The Sub-Committee is also responsible for administering the 1996 Stock Option Plan. The Performance Compensation Committee held three meetings in 2000.

     During the Company's fiscal year ended December 2, 2000, each Director who was not a salaried officer or employee of the Company received an annual fee of $20,000 and a fee of $3,500 for each Board of Directors meeting attended. Directors who are not salaried officers or employees who are members of the Executive, Finance, Audit and Compensation Committees received $1,500 for each committee meeting attended. Directors were reimbursed for expenses incurred as a result of attendance at Board or committee meetings. Directors of the Company may defer receipt of directors' fees otherwise payable to them by the Company. Under the Company's 1996 Stock Option Plan, non-employee Directors receive non-qualified stock options to purchase 4,000 shares of common stock each year, all of which vest twelve months after the grant date and expire in ten years. Non-employee Directors are also eligible to participate in the Company's group term life insurance program in which premiums are paid by the Company. Death benefits, which are age related, range from $45,000 to $150,000.

     During the past year, the Company purchased 93,000 shares of common stock of the Company from a corporation owned by family members of John A. Hillenbrand II in a block purchase at the market price.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. Each of the Committee members satisfies the definition of independent director as established in the New York Stock Exchange Listing Standards.

     Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and the issuance of a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP ("PwC"). Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented.

     PwC also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented. PwC informed the Audit Committee that it was independent with respect to the Company within the meaning of the securities acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board, and PwC discussed with the Committee that firm's independence with respect to the Company.

     Based upon the Committee's discussion with management and PwC and the Committee's review of the representation of management and the report of PwC to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 2, 2000.

AUDIT COMMITTEE
(as constituted through January 18, 2001)

Edward S. Davis, Chairman
Peter F. Coffaro
Daniel A. Hillenbrand

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP ("PwC"), certified public accountants, as independent auditors to make an examination of the consolidated financial statements of the Company for its fiscal year ending December 1, 2001. The appointment was made upon the recommendation of the Audit Committee. A representative of PwC will be present at the annual meeting with an opportunity to make a statement, if he so desires, and will respond to appropriate questions.

AUDIT FEES

     In aggregate, PwC fees incurred for professional services rendered in the audit of the Company's annual consolidated financial statements for the fiscal year ended December 2, 2000 and in reviewing interim consolidated financial statements, as included in quarterly reports for 2000 on Form 10-Q, were $739,209.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC did not render any information technology services to the Company in 2000 relating to financial information systems design and implementation.

ALL OTHER FEES

     In aggregate, PwC billed the Company $2,462,950 in fees for all non-audit and non-financial information systems design and implementation services rendered by PwC in 2000. These services included a variety of federal, state and international tax consulting projects, statutory audits of a number of the Company's insurance operations, employee benefit plan audits, acquisition due diligence consulting, routine consulting on various financial reporting matters and various other consultations. The Audit Committee considered whether services provided by PwC to the Company in the areas of information technology or other non-audit services are compatible with PwC's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                             EXECUTIVE COMPENSATION

     The following tabulation and notes set forth the compensation paid or accrued by the Company during the three fiscal years ended December 2, 2000, November 27, 1999 and November 28, 1998 to the Chief Executive Officer and each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------------
                                                                                         LONG TERM
                                                  ANNUAL COMPENSATION                   COMPENSATION
                                                                           --------------------------------------
                                                                                     AWARDS            PAYOUTS
                                        -------------------------------------------------------------------------

           NAME AND                                              OTHER       RESTRICTED   SECURITIES
      PRINCIPAL POSITION                                         ANNUAL        STOCK      UNDERLYING     LTIP       ALL OTHER
      ------------------                 SALARY      BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS    COMPENSATION
   (AS OF DECEMBER 2, 2000)     YEAR        $          $          $(1)          $(2)         #(3)        $(4)         $(5)
                                ----    --------  ----------  ------------    --------     -------    ----------  ------------

--------------------------------------------------------------------------------------------------------------------------------
W AUGUST                        2000    $909,508  $1,224,932    $212,424      $      0      60,000    $        0    $149,062
HILLENBRAND (7)                 1999    $855,192  $        0    $662,429      $      0      60,000    $        0    $134,453
CHIEF EXECUTIVE OFFICER         1998    $790,288  $  717,750    $214,542      $      0      60,000    $1,062,631    $150,638
--------------------------------------------------------------------------------------------------------------------------------
FREDERICK W.                    2000    $596,162  $  845,863      (6)         $      0      30,000    $  133,991    $ 25,212
ROCKWOOD (8)                    1999    $392,673  $  368,463      (6)         $556,250      40,000    $  244,160    $ 22,890
PRESIDENT                       1998    $370,096  $  188,112    $ 79,701      $      0      30,000    $  430,811    $ 25,357
--------------------------------------------------------------------------------------------------------------------------------
DONALD G. BARGER, JR. (9)       2000    $321,058  $  287,784      (6)         $      0      15,000    $        0    $ 15,450
VICE PRESIDENT AND CHIEF        1999    $306,058  $        0    $ 31,828      $139,063      20,000    $        0    $ 14,085
FINANCIAL OFFICER               1998    $211,813  $  127,088      (6)         $      0       8,000    $   65,195    $ 15,466
--------------------------------------------------------------------------------------------------------------------------------
DAVID L. ROBERTSON (10)         2000    $306,154  $  276,364    $ 25,895      $      0      15,000    $        0    $ 13,832
VICE PRESIDENT, EXECUTIVE       1999    $238,077  $        0    $ 27,509      $139,063      18,000    $        0    $ 12,626
LEADERSHIP DEVELOPMENT          1998    $157,967  $   94,780    $ 44,662      $      0       8,000    $  135,606    $ 13,819
--------------------------------------------------------------------------------------------------------------------------------
MICHAEL L. BUETTNER             2000    $304,885  $  274,994    $ 20,279      $      0      15,000    $        0    $ 10,325
VICE PRESIDENT,                 1999    $226,750  $        0    $ 38,486      $139,063      18,000    $        0    $  9,531
CORPORATE DEVELOPMENT           1998    $202,654  $  122,400      (6)         $      0       8,000    $   91,743    $ 10,030
--------------------------------------------------------------------------------------------------------------------------------

(1) Consists of above market interest earned on deferred compensation, the cost of perquisites and other personal benefits provided by the Company. Included in the 2000 amount for W August Hillenbrand are $78,873 and $84,096 for above market interest earned and reimbursed financial planning services, respectively. Included in the 1998 amount for Frederick W. Rockwood is $35,514 for reimbursed insurance. Included in the 2000 amount for David L. Robertson are $1,089, $14,906 and $9,600 for above market interest earned, reimbursed insurance and automobile allowance, respectively. Included in the 2000 amount for Michael L. Buettner are $452, $7,692 and $9,600 for above market interest earned, reimbursement of purchase of Company stock and automobile allowance, respectively.

(2) As of December 2, 2000 the number of shares and value of restricted stock held are as follows:

                                                    RESTRICTED STOCK
                                                  --------------------
            NAME                                     #           $
            ----                                  ------    ----------

            FREDERICK W. ROCKWOOD                 20,580    $1,044,416
            DONALD G. BARGER, JR.                  5,145    $  261,104
            DAVID L. ROBERTSON                     5,145    $  261,104
            MICHAEL L. BUETTNER                    5,145    $  261,104

     Restricted stock shares were awarded 5,000 shares each to Donald G. Barger, Jr., David L. Robertson and Michael L. Buettner and 20,000 shares to Frederick W. Rockwood on October 5, 1999 and will vest on October 5, 2002. Dividends paid on the Company common stock will be deemed to have been paid with regard to the shares awarded under this stock grant and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and will be paid in additional shares on October 5, 2002.

(3)  All options were granted pursuant to the Company's 1996 Stock Option Plan.

(4) The amounts appearing in this column are the values as of December, 2, 2000, November 27, 1999 and November 28, 1998 of the shares earned under the Senior Executive Compensation Program for 1998-2000, 1997-1999 and 1996-1998 performance cycles, respectively.

(5)  All Other Compensation earned or allocated in 2000 is as follows:

                                   401(k)       SPLIT DOLLAR LIFE
     NAME                      CONTRIBUTIONS    INSURANCE BENEFITS     TOTAL
     ----                      -------------    ------------------     -----

     W AUGUST HILLENBRAND          $3,400            $145,662        $149,062
     FREDERICK W. ROCKWOOD         $3,400            $ 21,812        $ 25,212
     DONALD G. BARGER, JR.         $3,400            $ 12,050        $ 15,450
     DAVID L. ROBERTSON            $3,400            $ 10,432        $ 13,832
     MICHAEL L. BUETTNER           $3,400            $  6,925        $ 10,325

(6)  Amounts do not exceed disclosure thresholds established under SEC rules.

(7) On December 2, 2000, Mr. Hillenbrand retired from the position of Chief Executive Officer of the Company.

(8) On December 3, 2000, Mr. Rockwood was elected as President and Chief Executive Officer of the Company. He has served as President of the Company since December 6, 1999.

(9) On December 15, 2000, Mr. Barger resigned as Vice President and Chief Financial Officer of the Company.

(10) Mr. Robertson was elected Vice President, Executive Leadership Development effective June 26, 2000. Prior to that he served as Vice President, Administration since December 6, 1999, and Vice President, Human Resources since March 23, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended December 2, 2000.


                                              INDIVIDUAL GRANTS
                       -------------------------------------------------------------------
                          NUMBER OF     PERCENT OF TOTAL
                         SECURITIES         OPTIONS          EXERCISE
                         UNDERLYING        GRANTED TO         OR BASE
                       OPTIONS GRANTED    EMPLOYEES IN         PRICE                            GRANT DATE
NAME                        #(1)          FISCAL YEAR        ($/SHARE)     EXPIRATION DATE   PRESENT VALUE (2)
----                   ---------------    -----------        ---------     ---------------   -----------------
W AUGUST HILLENBRAND       60,000            11.58%           $36.3125         1/17/10          $ 692,190

FREDERICK W. ROCKWOOD      30,000             5.79%           $36.3125         1/17/10          $ 346,095

DONALD G. BARGER, JR.      15,000             2.90%           $36.3125         1/17/10          $ 173,048

DAVID L. ROBERTSON         15,000             2.90%           $36.3125         1/17/10          $ 173,048

MICHAEL L. BUETTNER        15,000             2.90%           $36.3125         1/17/10          $ 173,048

(1) All options were granted pursuant to the Company's 1996 Stock Option Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant, except for the options held by Mr. Hillenbrand, all of which vested on December 2, 2000. In the event of a change of control of the Company, the unvested portions of the options will be subject to limited accelerated vesting. No stock appreciation rights were granted to executive officers in fiscal 2000.

(2) Option values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 5.81 years after the date of grant. Other assumptions used for the valuations are a risk-free interest rate of 6.52%, stock price volatility of .2418 and annual dividend yield of 1.62%. The actual value realized by an officer from exercise of the options will depend on the market value of the Company's common stock on the dates the options are exercised.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises during fiscal year 2000 by the named executive officers and unexercised options held by such officers as of December 2, 2000:

                                                           NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                            SHARES                      OPTIONS AT FISCAL YEAR-END              FISCAL YEAR-END
                           ACQUIRED         VALUE      ----------------------------       ---------------------------
        NAME             ON EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
        ----             -----------      --------     -----------    -------------       -----------   -------------
W AUGUST HILLENBRAND           0            $0           210,000               0           $1,059,375      $      0

FREDERICK W. ROCKWOOD          0            $0            43,334          66,666           $  168,281      $640,938

DONALD G. BARGER, JR.          0            $0            12,001          30,999           $   34,642      $285,826

DAVID L. ROBERTSON             0            $0            11,335          29,665           $   69,285      $355,090

MICHAEL L. BUETTNER            0            $0            15,335          29,665           $   95,035      $355,090


                       LONG TERM INCENTIVE PLANS - AWARDS
                               IN LAST FISCAL YEAR

     The following table gives information regarding long term incentive plan awards made during fiscal year 2000 to each of the named executive officers.

                          NUMBER OF SHARES,    PERFORMANCE OR OTHER                         ESTIMATED FUTURE
                              UNITS OR             PERIOD UNTIL                    PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
        NAME              OTHER RIGHTS (1)     MATURATION OR PAYOUT   THRESHOLD #     TARGET (SHARES)    MAXIMUM (SHARES)
        ----              ----------------     --------------------   -----------     ---------------    ----------------
W AUGUST HILLENBRAND           11,704                2000/2002             1              11,704              23,408

FREDERICK W. ROCKWOOD           8,082                2000/2002             1               8,082              16,164

DONALD G. BARGER, JR.           2,475                2000/2002             1               2,475               4,950

DAVID L. ROBERTSON              2,377                2000/2002             1               2,377               4,754

MICHAEL L. BUETTNER             2,365                2000/2002             1               2,365               4,730

(1) Performance share award based on participation in the Senior Executive Compensation Program. Payout of award is dependent on specified levels of shareholder value created during a three year period. The number of shares shown in the Target column will be earned if 100% of targeted shareholder value created is achieved. Incremental amounts above the threshold will be earned as incremental shareholder value is created and the maximum number of shares is based on achievement of 200% of the targeted shareholder value created.

SPLIT DOLLAR LIFE INSURANCE PLAN

     The Hillenbrand Industries Split Dollar Life Insurance Plan covers key employees of the Company and provides split-dollar pre- and post-retirement coverage. Under this plan pre-retirement employee death benefits range from $600,000 to $5,000,000. At retirement the coverage is scheduled to be reduced by 50%. Each covered employee owns an individual policy and the premium is a shared responsibility between the employee and the Company. The Company pays the majority of the premiums subject to a collateral assignment agreement with the employee owner of the policy. The policy matures at age 65 or after the employee has been in the plan for 15 years, whichever is later. At policy maturity or termination the Company's cash value share, up to its cumulative premium payments on the policy, is transferred from the policy back to the Company. The remaining cash value is controlled by the employee owner of the policy.

AGREEMENTS WITH EXECUTIVE OFFICERS

     During 2000, the Company and W August Hillenbrand entered into an agreement providing for Mr. Hillenbrand's retirement from the Company on December 2, 2000 and for his continued consulting services, non-competition and other obligations to the Company until September 18, 2005. During that period, Mr. Hillenbrand will continue to receive annual compensation of $907,700. With respect to performance cycles under the Company's incentive programs in progress on the date of his retirement, Mr. Hillenbrand will receive payment of the performance share awards payable with respect to the full performance cycle upon the conclusion of the respective performance cycle. In the event of Mr. Hillenbrand's death, the foregoing amounts will be paid in a lump sum to his beneficiary or estate (with the amount attributable to performance awards calculated by assuming full achievement of target goals). Mr. Hillenbrand's outstanding stock options became exercisable on the date of his retirement (to the extent not already exercisable) and will remain exercisable through their respective originally scheduled expiration dates. The agreement provides that Mr. Hillenbrand's supplemental retirement benefit will include his compensation and years of service through September 18, 2005. The Company will continue to provide medical and dental benefits to Mr. Hillenbrand and his spouse for life on terms no less favorable than those applicable to other senior executives of the Company, and will continue to provide specified additional benefits to him until September 18, 2005.

PENSION PLAN

     The Hillenbrand Industries, Inc. Pension Plan and a supplemental pension plan (the "Pension Plan") covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.

     Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar base salary earned over five consecutive years and the employees' years of service. The Company has agreed with W August Hillenbrand that for purposes of determining his retirement benefit payments, he shall be credited with years of service as if he had continued employment through September 18, 2005 at an assumed annual base salary of $902,700. The following table shows approximate representative pension benefits based on a single life annuity calculation for the compensation and years of service indicated:

              APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65

  HIGHEST AVERAGE BASE
SALARY FOR ANY PERIOD OF   5 YEARS    10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS    45 YEARS
  5 CONSECUTIVE YEARS    OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE  OF SERVICE
  -------------------    ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
       $  100,000         $  6,000    $ 12,000    $ 17,000    $ 23,000    $ 29,000    $ 35,000    $ 40,000    $ 46,000    $ 52,000
       $  200,000         $ 14,000    $ 28,000    $ 41,000    $ 55,000    $ 69,000    $ 83,000    $ 96,000    $110,000    $124,000
       $  300,000         $ 22,000    $ 44,000    $ 65,000    $ 87,000    $109,000    $131,000    $152,000    $174,000    $196,000
       $  400,000         $ 30,000    $ 60,000    $ 89,000    $119,000    $149,000    $179,000    $208,000    $238,000    $268,000
       $  500,000         $ 38,000    $ 76,000    $113,000    $151,000    $189,000    $227,000    $264,000    $302,000    $340,000
       $  600,000         $ 46,000    $ 92,000    $137,000    $183,000    $229,000    $275,000    $320,000    $366,000    $412,000
       $  700,000         $ 54,000    $108,000    $161,000    $215,000    $269,000    $323,000    $376,000    $430,000    $484,000
       $  800,000         $ 62,000    $124,000    $185,000    $247,000    $309,000    $371,000    $432,000    $494,000    $556,000
       $  900,000         $ 70,000    $140,000    $209,000    $279,000    $349,000    $419,000    $488,000    $558,000    $628,000
       $1,000,000         $ 78,000    $156,000    $233,000    $311,000    $389,000    $467,000    $544,000    $622,000    $700,000

     The credited years of service under the Pension Plan for the officers named in the table are as follows: W August Hillenbrand - 45 years; Frederick W. Rockwood - 23 years; Donald G. Barger, Jr. - 3 years; David L. Robertson - 17 years; and Michael L. Buettner - 6 years.

     The Internal Revenue Code limits the amount of benefits which may be paid under a qualified pension plan, such as the Company's Pension Plan. The Company has established a non-qualified, unfunded pension plan for senior executives to pay the amounts which could not otherwise be paid because of the limitations established by the Internal Revenue Code. The Pension Plan is not subject to deductions for Social Security or other offset amounts.

                         COMPENSATION COMMITTEES' REPORT

     The Compensation Committee and the Performance Compensation Committee of the Board of Directors, under the direction of the Board of Directors, have prepared the following report for inclusion in this proxy statement. This report sets forth the compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation. The functions of each Committee and of a sub-committee of one of them are divided in order to meet applicable legal requirements, but those committees are collectively referred to in this report as the Committee.

COMPENSATION PHILOSOPHY

     The Company's compensation programs reflect a long-standing and strongly held belief in the principle of performance oriented compensation. The values that are integral to the design and operation of the Company's compensation administration and plan designs include:

- creating long term shareholder value as the cornerstone of the Company's compensation philosophy

- linking compensation programs to the achievement of business strategies in each subsidiary

- having financial objectives at the subsidiary level that reflect the performance expectations of the Company for that entity

-    emphasizing variable pay rather than fixed compensation

     Performance expectations reflect the Company's commitment to continuous improvement. When expectations are met or exceeded, variable compensation should be paid; to the extent expectations are not met, variable incentive compensation should not be paid.

     The compensation package for the senior executives of the Company is comprised of base salary, the Company's Senior Executive Compensation Program, which includes an annual cash incentive, a three-year performance opportunity, and perquisites (the "Program") and stock options, and benefits which are generally available in companies of similar size.

COMPENSATION ELEMENTS

1.   BASE SALARY

     At the senior executive level, base salaries are conservative when compared with companies of similar size and financial performance. Emphasis in the Company's compensation programs is placed on variable or "at risk" compensation rather than on base salary. The Committee reviews the base salaries of the executive officers on an annual basis. Adjustments to base salaries result from an assessment of the performance contributions of each executive in relationship to that executive's scope of responsibility. The Committee also examines the overall competitive position of the base salaries of its executive officers in relation to companies of similar size and financial performance. The Committee maintains an appropriate position for other compensation elements, i.e. short term incentive compensation, perquisite compensation, long term incentive compensation, and other benefit programs including life insurance and pension benefits. The Company rewards the creation of sustainable long term shareholder value and as a result places greater emphasis on variable compensation than on base salary.

     Effective July 10, 2000 the Board of Directors acted on the recommendation of the Committee to increase the compensation of W August Hillenbrand by 2%. Prior to making the adjustment the Committee reviewed the year to date performance of each of the subsidiaries, the financial performance of the Company, and the performance contributions of Mr. Hillenbrand in relationship to performance objectives, such as management of cash flow and return on equity, and made an assessment of the degree to which he was contributing to the creation of long term shareholder value. The Committee also reviewed competitive compensation information provided by an independent compensation consulting firm prior to recommending to the Board of Directors the adjustment to Mr. Hillenbrand's base salary. The Committee also utilized the services of an independent compensation consulting firm to provide marketplace competitive information regarding base salaries of executive officers. The base salaries of executive officers of the Company were compared with those of other diversified manufacturing firms, and with base salary practices of companies who have generated total shareholder returns similar to those of the Company. Other executive officers were granted adjustments to their base salaries at the same time based both upon their performance contributions, such as attainment of continuous improvement in their areas of responsibility and management of cash flow during the preceding twelve months, and upon marketplace comparisons. Adjustments to the base salaries of the other executive officers were recommended by the Committee and approved by the Board of Directors. Eligible executive officers may elect to defer all or a portion of their base salary to be paid at the end of the deferral period in cash with interest accrued at the prime rate.

     During the past fiscal year, the Board of Directors agreed to accept the resignation of W August Hillenbrand from the position of Chief Executive Officer and his retirement from active employment if he continued to provide consulting services, observe noncompetition covenants and work diligently to effect an orderly and efficient transition of leadership. To that end, an agreement was reached regarding the terms of his resignation.* The Committee approved the agreement, as did the full Board of Directors. The Committee determined that, in addition to effecting an orderly transition, it was appropriate to reward Mr. Hillenbrand for his 40 years of service to the Company.



------------------------
*The terms of the agreement are described above under the heading Agreements with Executive Officers.

2.   PERQUISITES

     The senior executive officers are eligible for perquisite compensation under the Program. The annual amount of a perquisite account is limited to 10% of each participant's base salary or such other limits as may be imposed on participants by the Committee (in the case of the Chief Executive Officer of the Company and certain other senior executives who are participants) and by the Chief Executive Officer of the Company (in the case of other participants). Perquisite compensation may be used to pay for supplemental health care, insurance benefits, financial planning assistance, club membership fees or Company common stock. All or a portion of perquisite compensation may be deferred to be paid in cash at the end of the deferral period.

3.   INCENTIVE COMPENSATION

     a.   SHORT TERM INCENTIVE COMPENSATION

     Under the terms of the Program, the Committee establishes specific financial objectives, and may establish non-financial objectives, for each subsidiary and for the Company overall. Each subsidiary is measured and rewarded based upon its performance contributions and the performance of its strategic business units. Short term financial performance objectives are established annually at levels which generally represent continuous improvement over prior years' results. Achievement of financial objectives determines how much short term incentive compensation is potentially available for distribution in each subsidiary and determines how much incentive compensation will actually be paid. The Committee established these objectives to maintain the appropriate balance between the short and long term performance expectations of shareholders.

     The amount of short term incentive compensation is determined by first establishing a performance base ("Performance Base") and a target ("Target") for each subsidiary. The Performance Base and Target for the Company's Chief Executive Officer, President and Vice Presidents are recommended by the Chief Executive Officer of the Company and approved by the Committee. The Performance Base and Target for each participant in the Program who is a chief executive officer of a subsidiary are established and approved by the Chief Executive Officer of the Company. The Performance Base and Target for other participants who are employees of the Company are established and approved by the Chief Executive Officer of the Company and the Performance Base and Target for participants who are employees of subsidiaries of the Company are established by the chief executive officer of such subsidiary. The Performance Base and Target for the Chief Executive Officer of the Company are directly related to net income and cash flow of the Company or as otherwise determined by the Committee.

     Short term incentive compensation opportunity is equal to 60% of base salary for the Chief Executive Officer and President of the Company; 50% of base salary in the case of a chief executive officer of a subsidiary; 40% of base salary for other corporate or subsidiary senior executives; and 30% for all other executive participants. For executive officers of the Company during the 2000 fiscal year, the plan provided for short term incentive compensation ranging from 0% of the above scale upon achievement of the Performance Base up to 300% of the above scale upon achievement of the Target, according to a formula recommended by the Chief Executive Officer of the Company and approved by the Committee.

     Short term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short term incentive compensation is payable in cash after forty days, but within seventy-five days, after the end of the fiscal year. All or a portion of short term incentive compensation may be deferred by the employee and invested either in cash or common stock to be paid at the end of the deferral period.

     Executive officers of the Company were awarded cash bonuses in January 2001 based upon the achievement of net income objectives established by the Committee at the beginning of the 2000 fiscal year.

     b.   LONG TERM INCENTIVE COMPENSATION

     Under the terms of the Program, the Committee reviews the business plans of each of the subsidiaries and the performance expectations of the Company overall at the commencement of each fiscal year. The performance history and expected performance contributions of each subsidiary provide the foundation for the Committee to establish performance objectives for long term compensation programs.

     The Committee annually recommends to the Board of Directors the establishment and administration of the Company's long term incentive compensation. The Committee designates participants in the long term component of the Program and establishes the shareholder value creation objectives for each subsidiary and for the Company for the three-year cycle of the Program. The Committee reviews a mathematically calculated analysis of a shareholder's risk-adjusted expectation for return on an investment in the Company's common stock. The Committee establishes specific performance objectives for each subsidiary and for the Company based upon the shareholder value calculation. For the executive officers of the Company, the base for the three-year cycle is established by taking the prior year's net income and dividing it by the weighted average cost of capital for the Company. During the three-year cycle, the positive and negative cash flows are measured and adjusted to account for their time value to the Company. At the end of the three-year period, the Company's net income is again capitalized by dividing it by the Company's weighted average cost of capital. The result of these calculations is compared with the present value of the base year's capitalized net income to determine if shareholder value exceeded calculated shareholder expectations. The level of performance so determined represents the minimum level of performance which must be achieved for payment of long term incentive compensation. The Committee further establishes a maximum level of shareholder value creation for which incentive compensation will be paid. Performance above that level creates additional value for shareholders but does not result in additional payments to executive officers.

     The long term component of the Program, also referred to as Performance Share Compensation, affords executives the opportunity to become significant shareholders in the Company, thereby aligning the interests of shareholders and executives. At the commencement of each three-year cycle a performance opportunity for each participant is established. That opportunity is equal to 50% of base salary for the Chief Executive Officer and President of the Company; 45% of base salary in the case of a chief executive officer of a subsidiary; 30% of base salary for corporate or subsidiary senior executives; and 20% of base salary for all other executive participants. That opportunity is divided by the preceding year's average share price of the Company's common stock to determine the tentative award in shares of common stock. At the conclusion of the performance cycle the extent to which the financial performance of the Company exceeded the calculated expectations of shareholders is determined. To the extent that calculated shareholder expectations were exceeded, payouts are made under the Program, some of which may be required to be deferred. The range of award can be from 0 to 200% of the opportunity established for each executive at the outset of the cycle.

     Long term performance share compensation is payable at the end of the three-year cycle (but not sooner than forty days after the end of the cycle) in the form of shares of common stock. Payment of long term performance compensation is contingent upon a participant's continued employment throughout the three-year period to which the compensation relates. All or a portion of long term performance compensation earned may be deferred by the employee. All earned compensation above the 100% target achievement at the end of each cycle must be deferred until the earlier of age 62 or termination of employment and is subject to forfeiture in the event the employee voluntarily terminates employment within three years after the end of the cycle.

     During the 1998/2000 cycle the financial performance of the Company was below the performance targets for the Program's minimum payout; therefore no amounts were earned or paid to the executive officers of the Company for the 1998/2000 cycle, except Frederick W. Rockwood received a payout relating to his previous employment with subsidiaries of the Company.

     c.   STOCK OPTION PLAN

     The 1996 Stock Option Plan provides for the opportunity to grant stock options to officers, other key employees and non-employee directors to help align those individuals' interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel.

     The Committee utilized the services of an independent consulting compensation firm to provide marketplace competitive information as well as the practices of companies who have generated similar total shareholder returns.

     Stock option grants for non-employee directors of 4,000 shares are provided by the Plan and are to be granted as of the first day following each annual meeting of the Company's shareholders at an exercise price equal to the current trading price. The director options vest one year after the grant date. Officers and other key employees were granted stock options during the 2000 fiscal year. These options vest over a three year period. Officers and some key employees have been given shareholding guidelines to encourage them to become significant shareholders of the Company.

                                      * * *

     Section 162(m) of the Internal Revenue Code limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. The Program and the Stock Option Plan are designed to meet these requirements. The policy of the Committee related to these requirements is to maintain a compensation program which maximizes the creation of long term shareholder value. The Committee's intention is to comply with the requirements of Section 162(m) except in those limited cases where the Committee believes shareholder interests are best served by another approach.

     Respectfully submitted to the Company's shareholders by the Compensation Committee and the Performance Compensation Committee of the Board of Directors.

BY:  COMPENSATION COMMITTEE                 BY:  PERFORMANCE COMPENSATION
(as constituted through                          COMMITTEE
January 18, 2001)                                (as constituted through
                                                 January 18, 2001)

Peter F. Coffaro                            Peter F. Coffaro
Edward S. Davis (Chairman)                  Edward S. Davis
John C. Hancock                             John C. Hancock
Daniel A. Hillenbrand                       Daniel A. Hillenbrand (Chairman)
W August Hillenbrand

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter F. Coffaro, Edward S. Davis, John C. Hancock, Daniel A. Hillenbrand and W August Hillenbrand served on the Compensation Committee during 2000, and Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand served on the Performance Compensation Committee during 2000.

     Daniel A. Hillenbrand was Chief Executive Officer of the Company until April 11, 1989, and Chairman of the Board of the Company until January 18, 2001. W August Hillenbrand was Chief Executive Officer of the Company until December 2, 2000. Edward S. Davis is a partner in the law firm of Hughes Hubbard & Reed LLP. The Company retains Hughes Hubbard & Reed LLP as legal counsel.

                            COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return for common stock of the Company with the S & P 500 Index and S & P Manufacturing (Diversified Industrial) Index:


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG HILLENBRAND INDUSTRIES, S&P 500 AND
                   S&P MANUFACTURING (DIVERSIFIED INDUSTRIALS)
                              BASE = NOVEMBER 1995


     Date          Hillenbrand             S&P 500               S&P Mfg

     1995             $100                  $100                  $100
     1996             $115                  $128                  $140
     1997             $141                  $164                  $166
     1998             $182                  $203                  $187
     1999             $111                  $246                  $224
     2000             $170                  $235                  $260

     The graph assumes $100 invested in November 1995. Total return assumes that all dividends are reinvested when received.

                              COST OF SOLICITATION

     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 2002 must be received at the Company's principal executive offices in Batesville, Indiana, not later than December 31, 2001 in order to be included in the proxy statement and form of proxy relating to that meeting.

     Pursuant to the Code of By-laws of the Company, any proposal by a shareholder may not be presented at the annual meeting to be held in 2002 unless it is delivered to or mailed and received by the Secretary at the Company's principal offices in Batesville, Indiana, not later than 100 days prior to the anniversary of the April 10, 2001 annual meeting. If the date of the annual meeting to be held in 2002 is more than 30 days after such anniversary date, such notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming 2002 annual meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the 2002 annual meeting date.

                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Audit Committee Report and its Charter, the Compensation Committees' Report and the graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.



                                            Mark R. Lindenmeyer
                                            Secretary


March 2, 2001

                                                                      Appendix A

                          HILLENBRAND INDUSTRIES, INC.
                             AUDIT COMMITTEE CHARTER


MISSION STATEMENT

The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control and the audit process. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will maintain an understanding of the detailed responsibilities of committee membership as well as the company's business operations and risks.

ORGANIZATION

The committee shall be comprised of no less than 3 qualified and independent members possessing, at a minimum, basic financial statement and financial processes skills and understanding. The committee shall be chaired by a person appointed by the board of directors and deemed as capable, qualified and competent in dealing with financial controls and issues.

Meetings shall be held not less than quarterly in conjunction with the company's regular quarterly meetings.

ROLES AND RESPONSIBILITIES

INTERNAL CONTROL

1. Require that the internal and external auditors and management keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and similar matters.

2. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

3. Understand the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.

FINANCIAL REPORTING

1. Ascertain from management and the internal and external auditors the significant risks and exposures and the plans to minimize such risks.

2. Meet with management and the external auditors to review the financial statement issues and the results of the audit.

3. Review management's disposition of proposed significant audit adjustments as identified by the external auditors.

4. Require that the external auditors communicate their judgement regarding the integrity of the financial statements to the committee.

5. To gain insight into the fairness of the statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

     - Generally accepted accounting principles have been consistently applied.

     -    There are any significant or unusual events or transactions.

     - The company's financial and operating controls are functioning effectively.

     -    The financial statements contain adequate and appropriate disclosures.

INTERNAL AUDIT

1. Review the activities and organizational structure of the internal audit function.

2. Review the qualifications of the internal audit function and participate in the appointment, replacement, reassignment, or dismissal of the director of internal audit.

3.   Review the effectiveness of the internal audit function.

EXTERNAL AUDIT

1.   Review the external auditors' proposed audit scope and approach.

2. Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors.

3. Review and obtain from external auditors confirmation of their independence.

OTHER RESPONSIBILITIES

1. Meet, or create the opportunity to meet when determined necessary, with the external auditors, director of internal audit, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately.

2. Require that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis.

3. Regularly update the board of directors about committee activities and make appropriate recommendations.

4. Perform other oversight functions as requested by the board. Review and update this charter for approval of any changes by the board.

While the committee has the responsibilities and powers set forth in the charter, it is not the duty of the committee to plan or conduct internal control or other audits, or to evaluate the internal control structure, or determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent outside auditor.

                          HILLENBRAND INDUSTRIES, INC.
       Proxy for Annual Meeting Of Shareholders To Be Held April 10, 2001
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Ray J. Hillenbrand and Frederick W. Rockwood, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned at the Annual Meeting of Shareholders of Hillenbrand Industries, Inc. (the "Company") to be held at the Sherman House, 35 South Main Street, Batesville, Indiana 47006-0067, on April 10, 2001 at 10:00 a.m., local time, and at any adjournments of the meeting, on the following matters:

     (1) Election of director nominees Lawrence R. Burtschy, Daniel A. Hillenbrand and Ray J. Hillenbrand to serve three year terms as directors.

          [ ] FOR ALL NOMINEES                        [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)

          (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

                       -----------------------------------

     (2) Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

          [ ] FOR               [ ] AGAINST           [ ] ABSTAIN

     (3) In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                  (continued and to be signed on reverse side)

           ----------------------------------------------------------

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.


                                        _____________________________
                                        Signature

                                        _____________________________
                                        Signature if held jointly

                                        Please sign name and title exactly
                                        as shown on label on this proxy card.

                                        Dated:____________________, 2001

IMPORTANT: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, PARTNER, OFFICER OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN THE PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.